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                                                                    EXHIBIT 10.2


                                 PROMISSORY NOTE


Amount:  $150,000,000                            Date:    As of August 31, 2001
                                                          Wilmington, Delaware

Section 1.  SUBORDINATION.

            Section 1.1. The indebtedness evidenced by this instrument is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of the Subordination and Support Agreement dated as of August 31, 2001, as amended or supplemented by and among Crown Media Holdings, Inc., various of its subsidiaries, The Chase Manhattan Bank, as Agent for various Lenders and the Issuing Bank, and Hallmark Cards, Incorporated (the "Subordination Agreement"). Even though HC Crown Corp. is not a signatory to the Subordination Agreement, it agrees to be bound by the terms thereof as if it were the "Subordinated Creditor" as that term is defined therein and as if the obligations of the Company pursuant to this Promissory Note were explicitly enumerated as being included in the Subordinated Obligations as defined therein.

Section 2.  PROMISE TO PAY.

            Section 2.1 For value received, Crown Media Holdings, Inc., a Delaware corporation ("Company") and those Guarantors signatory hereto ("Guarantors"), hereby promise to pay to the order of HC Crown Corp., a Delaware corporation ("HC"), at such place as HC may, from time to time specify in writing, the principal amount outstanding under this Note together with all fees and accrued interest no later than the Maturity Date and in accordance with
            Section 6 hereof.

Section 3.  DEFINITIONS.

            "Affiliate" means, with respect to any party, any entity which directly or indirectly holds a controlling interest in, is controlled by or under common control with such party.

            "Applicable Interest Rate" means for any day with respect to any LIBOR loan, the amount set forth in Section 5 hereof.

            "Bank Facility" means that certain Credit, Security, Guaranty and Pledge Agreement of the Company with The Chase Manhattan Bank as Agent, and certain Lenders identified therein dated as of August 31, 2001, for up to $300 Million.

            "Company" has the meaning specified in the introductory clause hereto.

            "HC" has the meaning specified in the introductory clause hereto.

            "Indebtedness" means all obligations of borrowed money (including capital leases, notes payable and letters of credit) of the Company, its subsidiaries, or of any acquired business (without duplication) including contingent liabilities.

            "LIBOR" means the three month rate published the first day of each quarter in the Wall Street Journal.




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            "Maturity Date" means the earlier of (x) five (5) years six months from the date hereof, (y) such time as the Maximum Amount has been reduced to zero and (z) six months subsequent to the date of the termination or expiration of the Bank Facility and the repayment of all obligations of the Company thereunder.

            "Maximum Amount" means as of the time of any computation, $150,000,000 less the sum of (i) Net Cash Proceeds applied in the manner permitted by Section 6.5 (vii) of the Credit Agreement and (ii) any amounts theretofore paid to The Chase Manhattan Bank, as Agent under the Bank Facility by Hallmark Cards, Incorporated pursuant to the Limited Guarantee Agreement and Acknowledgement dated as of August 31, 2001, made by HC in favor of The Chase Manhattan Bank, as Agent. HC shall have no obligation to make loans under this
Note in an amount in excess of the Maximum Amount. To the extent that the Maximum Amount decreases subsequent to the making of any loans hereunder, the amount by which the outstanding principal amount of the loans exceeds the Maximum Amount shall be subject to repayment to the extent allowed by the terms of the Subordination Agreement referred to in Section 1 above.

            "Net Cash Proceeds" shall mean cash payments received in exchange for the issuance of any debt or equity security by the Company or any of its subsidiaries net of commissions and other reasonable fees and expenses incurred, any taxes payable and reasonably estimated income taxes payable with respect to the fiscal year during which such issuance occurs, as a consequence of any repatriation of such cash payments to the Company.

Section 4.  USE OF PROCEEDS.

            The proceeds of the Facility shall be used: (i) to produce, acquire, distribute and market film and television related properties, and (ii) for general corporate purposes.

Section 5.  AVAILABILITY.

            HC agrees to make the Maximum Amount available to the Company in accordance with the terms hereof only at such time as the Company shall have borrowed all amounts then available to it under the bank Facility (giving effect to all of the conditions precedent, restrictions and other terms of the Bank Facility).

Section 6.  INTEREST.

            Section 6.1 Loans provided hereunder shall bear interest at a rate equal to LIBOR plus three percent (3%). Interest shall be payable quarterly as defined in Section 7.1. Upon the occurrence of an Event of Default, the Applicable Interest Rate plus 2% per annum shall apply on all outstanding loans.

            Section 6.2 All calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

            Section 6.3 As of December 31, 2001, an additional one-half percent (.5%) will be added to the Applicable Interest Rate.

            Section 6.4 In the event the interest provisions of this Note shall result, because of (a) the reduction of principal, or (b) any other reason related or unrelated to such interest provisions at any time during the life of the loan or any combination of (a) and (b), in an effective rate of interest which, for any period of time, exceeds the limits of the usury laws or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in

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            question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such monies by HC with the same force and effect as though Company had specifically designated such extra sums to be so applied to principal and HC had agreed to accept such extra payment(s) as a premium-free prepayment.

Section 7.  REPAYMENT AND MANDATORY PREPAYMENT.

            Section 7.1 The obligation evidenced by this Note shall be repaid on the basis of interest only installments. Such payments shall accrue as of the end of each calendar quarter occurring during the term hereof and shall be paid on or before forty-five (45) days after the end of each such calendar quarter. Company shall pay to HC a single principal payment (together with all accrued and unpaid interest) on the Maturity Date, if not previously paid.

            Section 7.2 To the extent permitted by the Bank Facility, the Company shall have the obligation within five (5) days of receipt thereof to apply any Net Cash Proceeds realized since the date hereof to (i) prepay any outstanding balance of this Note or (ii) reduce the Maximum Amount hereunder by such amount by delivery of a written notice to that effect. Such mandatory prepayment shall be without premium or penalty and the Company shall not be entitled to reborrow such amounts.

            Section 7.3 Company shall have the privilege at any time and from time to time, to prepay this Note in whole or in part without premium or penalty.

Section 8.  FEES.

            In consideration of the loans provided hereunder, Company agrees to pay to HC a commitment fee of one percent (1%) of the initial Maximum Amount, payable in arrears in equal monthly installments for twelve (12) months.

Section 9.  COVENANTS.

            Section 9.1 Company shall deliver to HC not later than 45 days after the end of each fiscal quarter and not later than 90 days in the event of the fiscal year end:

            (i) A consolidated balance sheet of Company and its subsidiaries as of the end of the most recently ended fiscal year together with the consolidated statements of income, shareholder's equity, and cashflows corresponding to the same; and

            (ii) A balance sheet of Company as of the end of the most recently ended fiscal quarter (together with the consolidated statements of income, shareholder's equity, and cashflows corresponding to such period), and, if HC so requests, each such statement shall be certified by the chief financial officer or the chief accounting officer of Company as to fairness of presentation, generally accepted accounting principles and consistency (subject only to normal year-end adjustments).

Section 10. EVENTS OF DEFAULT.

            Subject to the terms of the Subordination Agreement referred to in
Section 1 above, each of the following shall constitute an event of default hereunder (an "Event of Default"):



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            (i)         The failure of Company to make any payment of interest
                        hereunder when the same is due and payable or to pay the principal balance in the lump sum or balloon payment when the same is due and payable, and such failure to pay continues for a period of five (5) days or more after written notice thereof from HC;

            (ii) The failure of Company to provide timely financial information or certification as required by Section 8 if such failure continues for a period of ten (10) days or more after such information or certification is due and HC has made a written demand upon Company for the same;

            (iii) The failure to observe or perform any other term or covenant contained in this Agreement and such default shall continue for a period of ten (10) days after the date upon which written notice thereof is given to the Company.

            (iv) Company shall be in default with respect to the Bank Facility and such default could accelerate the maturity of the indebtedness thereunder and such default is not cured or waived within the grace period provided therein.

Section 11. REMEDIES.

            Subject to the terms of the Subordination Agreement referred to in
Section 1 above, upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default hereunder, HC shall have the right to declare the entire unpaid amount of principal and interest hereunder immediately due and payable in full without presentation, demand or protest, each of which is hereby waived by Company and Guarantors.

Section 12. WAIVERS.

            Section 12.1 The failure by HC to exercise any right or remedy available hereunder in the Event of Default shall in no event be construed as a waiver or release of the same. Likewise, HC shall not, by any act or omission or commission, be deemed to waive any right hereunder unless such waiver is evidenced in writing and signed by HC, and then only to the extent specifically set forth in such writing. Moreover, a waiver with respect to any one event shall not be construed as continuing or as a bar to or waiver of HC's rights or remedies with respect to any subsequent event.

            Section 12.2 Company and Guarantors expressly waive presentment for payment, notice of dishonor, protest, notice of protest, diligence of collection, and each other notice of any kind, and hereby consent to any number of renewals or extensions of time for payment hereof, which renewals and extensions shall not affect the liability of Company.

            Section 12.3 Company and Guarantors hereby waive and release all errors, defects and imperfections in any proceeding instituted by HC under the terms hereof as well as all benefits that might accrue to Company or Guarantors by virtue of any present or future laws exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Company and Guarantors agree that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part or in any other manner desired by HC.



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Section 13. LICENSE.

            As further consideration for the loans provided hereunder, Company hereby grants to HC and its Affiliates the royalty-free right to utilize any technology which is developed at any time prior to five years from the date hereof by or for Company or any of its Affiliates. Company will keep HC's designated representatives advised of all technological developments during such period. This Section 13 shall survive the termination or expiration of this Agreement.

Section 14. NOTICES.

            Each notice required to be given to any party hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent by certified or registered mail, return receipt requested, to the party at its respective address as follows:

                  COMPANY:  Crown Media, Inc.
                            6430 S. Fiddlers Green Circle
                            Englewood, Colorado  80111
                            Attn: Mark Thompson

                  HC:       HC Crown Corporation
                            103 Foulk Road, Suite 214
                            Wilmington, DE  19803
                            Attn: David C. Eppes, Vice President and Controller

Until such time as the Company and HC have received written notice from The Chase Manhattan Bank that the commitment of the Lenders under the Bank Facility has terminated and that all outstanding obligations of the Company under the Bank Facility have been satisfied, the Company and HC shall send a written copy of any such notice given to any party hereunder to The Chase Manhattan Bank at the address to which notices are to be delivered to The Chase Manhattan Bank pursuant to the terms of the Bank Facility.

Section 15. ASSIGNABILITY.

            This Agreement shall be binding upon and inure to the benefit of Company and HC and their respective successors and assigns; provided, however, that this Agreement, or any portion thereof, may not be assigned by Company without the written consent of HC.

Section 16. MODIFICATIONS.

            This Note may be modified only in a writing signed by Company and HC. Any amendment, extension of time or any other modification shall not affect Guarantors' obligations hereunder.

Section 17. GOVERNING LAW.

            This Note shall be governed by and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.



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Section 18. HEADINGS.

            The heading preceding the text of each Section hereof is inserted solely for convenience of reference and shall not constitute a part of this Note, nor shall the same affect the meaning, construction of effect hereof.

Section 19. SEVERABILITY.

            If any provision of this Note or the application thereof is declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall be unaffected and remain valid and enforceable to the fullest extent permitted by law.

Section 20. REPLACEMENT.

            This Note hereby replaces that certain Note dated February 12, 2001 which Note is hereby terminated.

         IN WITNESS WHEREOF, the undersigned officers have executed this Note as of the day and year first above written thereby legally binding such party to the terms hereof.


HC CROWN CORP.                          CROWN MEDIA HOLDINGS, INC.

By  /s/ Judith Whittaker                By /s/ William J. Aliber
   --------------------------             --------------------------------------

Name: Judith Whittaker                  Name: William J. Aliber
     ------------------------                -----------------------------------

Title:     Vice President               Title: EVP and Chief Financial Officer
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CROWN MEDIA INTERNATIONAL, INC.         CROWN MEDIA UNITED STATES, LLC

By  /s/ William J. Aliber               By /s/ Charles Stanford
   --------------------------             --------------------------------------

Name:   William J. Aliber               Name:  Charles Stanford
     ------------------------                -----------------------------------

Title:  Vice President                  Title: Vice President
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